Prospectus Supplement (to Prospectus dated October 14, 2016)	Filed pursuant to Rule 424(b)(5) Registration No. 333-213874

Up to 376,340 Shares Long Island Iced Tea Corp. Common Stock

This prospectus supplement revises and supersedes the prospectus supplement dated January 25, 2017, in order to include up to an additional 31,250 shares of our common stock in this offering. By this revised prospectus supplement, we are offering up to an aggregate of 376,340 shares of our common stock. We previously entered into subscription agreements with investors for the purchase of all 345,090 shares offered by the prospectus supplement dated January 25, 2017. Our common stock is traded on the NASDAQ Capital Market under the symbol “LTEA.”

We have retained Alexander Capital L.P. as the placement agent for this offering. The placement agent is not purchasing or selling any shares offered hereby, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but it has agreed to use its best efforts to arrange for the sale of all of the shares. We have agreed to pay the placement agent fees totaling 8.0% of the aggregate gross proceeds from the sale of the shares as described in this prospectus supplement; provided, however, that the fees paid to the placement agent with respect to gross proceeds raised from purchasers introduced by us to the placement agent will be only 2.0%. Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the placement agent fees and the proceeds to us are not presently determinable and may be substantially different than the amounts set forth below, which assume the sale of all of the shares offered hereby.

	Per Share	Total Amount
Public offering price(1)	$4.02	$1,513,000
Placement agent fees(2)	0.17	63,260
Proceeds to us, before offering expenses	3.85	1,449,740

(1)	We are offering up to 300,000 shares of common to the public at a public offering price of $4.00 per share and up to 76,340 share of our common stock to our officers and directors at a public offering price of $4.10 per share, the closing bid price for our common stock on January 24, 2017. The price per share set forth in the table above is the average price of $4.02 per share, assuming the sale of all of the shares offered hereby.

(2)	We also agreed to reimburse the placement agent for up to $10,000 of the fees and expenses of its counsel and for its other reasonable, documented out-of-pocket expenses, up to an aggregate maximum of $20,000, subject to any limitation imposed by FINRA rules, regulations or interpretations. See “Plan of Distribution” for a description of the compensation payable to the placement agent. The placement agent fees set forth in the table above are based on 238,840 shares being offered to purchasers introduced by us to the placement agent (including the shares offered to our officers and directors).

On January 20, 2017, the last sale price of our common stock was $4.10 per share. The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates is $25,310,247, based on a last sale price of $5.57 per share of our common stock on December 16, 2016 and 4,544,030 outstanding shares of our common stock held by non-affiliates. As of the date hereof, excluding the securities offered hereby, $1,626,200 of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein or therein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The delivery of the shares to the purchasers is expected to occur on or about January 30, 2017.

The date of this prospectus supplement is January 27, 2017

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-213874) that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the base prospectus in one or more offerings with a maximum aggregate offering price of up to $50,000,000. The base prospectus provides you with a general description of us and the securities we may offer, some of which may not apply to this offering. Each time we sell securities using the base prospectus, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in the base prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

This prospectus supplement provides specific details regarding this offering of up to 376,340 shares, including the offering price per share. To the extent there is a conflict between the information contained in this prospectus supplement and the base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the base prospectus and the documents we incorporate by reference herein and therein include important information about us and our common stock, and other information you should know before investing. You should read both this prospectus supplement and the base prospectus, together with the additional information described below under the heading “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus supplement or the base prospectus is accurate as of any date other than the date on the front cover of the respective documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary contains basic information about us but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference. References in this prospectus supplement to “LIIT,” the “Company” and “we,” “us” and “our” are to Long Island Iced Tea Corp., a Delaware corporation, and its subsidiaries, Long Island Brand Beverages LLC, or “LIBB,” and Cullen Agricultural Holding Corp., or “Cullen.”

Company Summary

We are a holding company operating through our wholly-owned subsidiary, LIBB. We are engaged in the production and distribution of premium Non-Alcoholic Ready-to-Drink, or “NARTD,” iced tea in the beverage industry. We are currently organized around our flagship brand Long Island Iced Tea®. The Long Island Iced Tea name for a cocktail originated in Long Island in the 1970’s, and its national recognition is such that it is ranked as the fourth most popular cocktail in restaurants and bars in the U.S. (Source: Nielsen CGA, On-Premise Consumer Survey, 2016). Our premium NARTD tea is made from a proprietary recipe and with quality components. Long Island Iced Tea® is sold in 12 states across the U.S., primarily on the East Coast, through a network of national and regional retail chains and distributors. Our mission is to provide consumers with premium iced tea offered at an affordable price.

We aspire to be a market leader in the development of iced tea beverages that are convenient and appealing to consumers. There are two major target markets for Long Island Iced Tea®: consumers on the go and health conscious consumers. Consumers on the go are families, employees, students and other consumers who lead a busy lifestyle. With increasingly hectic and demanding schedules, there is a need for products that are accessible and readily available. Health conscious consumers are individuals who are becoming more interested and better educated on what is included in their diets, causing them to shift away from options perceived as less healthy such as carbonated soft drinks, or “CSDs,” towards alternative beverages such as iced tea.

We have begun exploring entry into the $215 billion U.S. alcohol industry, with the hope to establish ourselves as a multi-product alcoholic and non-alcoholic beverage company.

In addition, we have begun exploring global export opportunities, with product now distributed in South Korea and many Caribbean nations. We have just announced a partnership with a Canadian distributor which will see our portfolio distributed nationally across Canada.

We were incorporated on December 23, 2014 in the State of Delaware. Our principal executive offices are located at 116 Charlotte Avenue, Hicksville, NY 11801. Our telephone number is (855) 542-2832. Our website address is www.longislandicedtea.com. The information contained on, or accessible from, our corporate website is not part of this prospectus and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to purchase our common stock.

The Offering

Common stock offered hereby	Up to 376,340 shares(1)
Common Stock outstanding after the offering	Up to 8,155,401 shares(2)
Use of proceeds	We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital, sales and marketing activities, product development, general and administrative matters, capital expenditures and acquisitions. See the section entitled “Use of Proceeds” on page S-15.
NASDAQ Capital Market symbol for our common stock	LTEA
Risk factors	See the section entitled “Risk Factors” beginning on page S-3 for a discussion of factors you should consider carefully before deciding to invest in our common stock.

(1)	We are offering up to 300,000 shares of common to the public at a public offering price of $4.00 per share and up to 76,340 share of our common stock to our officers and directors at a public offering price of $4.10 per share, the closing bid price for our common stock on January 24, 2017.

(2)	Based on 7,759,061 shares of common stock outstanding as of January 20, 2017. Includes 20,000 shares of common stock that will be issuable to our Executive Chairman upon the closing of the offering, assuming we complete the sale of at least $1,373,800 of the shares offered hereby. Excludes (i) 1,116,848 shares of common stock subject to our currently outstanding options and warrants, with exercise prices ranging from $3.75 to $6.875 per share, and (ii) 71,686 shares of common stock subject to an option that will be issuable to our Executive Chairman, assuming we complete the sale of at least $1,373,800 of the shares offered hereby.

Except as otherwise noted, the information in this prospectus supplement assumes the sale of all of the shares offered hereby.

S-1

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risk factors relating to an investment in our company set forth below, in the accompanying base prospectus and in our SEC filings, including our annual report on Form 10-K for the fiscal year ended December 31, 2015 and in our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016. You should carefully consider all such material risks before you decide to invest in our company.

Risks Related to Our Business

We operate in highly competitive markets, which could negatively affect our sales.

Our industry is highly competitive. We compete with multinational corporations with significant financial resources, including Dr Pepper Snapple Group, Inc. and Arizona Beverage Company. These competitors can use their resources and scale to rapidly respond to competitive pressures and changes in consumer preferences by introducing new products, reducing prices or increasing promotional activities. We also compete against a variety of smaller, regional and private label manufacturers. Smaller companies may be more innovative, better able to bring new products to market and better able to quickly exploit and serve niche markets. Our inability to compete effectively could result in a decline in our sales. We are subject to competition from companies, including from some of our customers, that either currently manufacture or are developing products directly in competition with our products. These generic or store-branded products may be a less expensive option for consumers than our products making it more difficult to sell our product. As a result, we may have to reduce our prices or increase our spending on marketing, advertising and product innovation. Any of these could negatively affect our business and financial performance.

We may not effectively respond to changing consumer preferences, trends, health concerns and other factors. If we do not effectively anticipate these trends, then quickly develop new products, our sales could suffer.

Consumers’ preferences can change due to a variety of factors, including aging of the population, social trends, negative publicity, economic downturn or other factors. If we do not effectively anticipate these trends and changing consumer preferences, then quickly develop new products in response, our sales could suffer. Developing and launching new products can be risky and expensive. We may not be successful in responding to changing markets and consumer preferences, and some of our competitors may be better able to respond to these changes, either of which could negatively affect our business and financial performance.

Costs for our raw materials may increase substantially, which could negatively affect our financial performance.

The principal raw materials we use in our business are bottles, caps, labels, packaging materials, tea essence and tea base, sugar, natural flavors and other sweeteners, juice, electricity, fuel and water. The cost of the raw materials can fluctuate substantially. We may not be able to pass along any increases in such costs to our customers or consumers, which could negatively affect our business and financial performance. We presently do not mitigate our exposure to volatility in the prices of raw materials through the use of forward contracts, pricing agreements or other hedging arrangements.

Certain raw materials we use are available only from a limited number of suppliers. In the event our suppliers are unable or unwilling to meet our requirements, we could suffer shortages or substantial cost increases.

Most of the raw materials we use are available from only a few suppliers. If these suppliers are unable or unwilling to meet our requirements, we could suffer shortages or substantial cost increases. Changing suppliers can require long lead times. The failure of our suppliers to meet our needs could occur for many reasons, including fires, natural disasters, weather, manufacturing problems, disease, crop failure, strikes, transportation interruption, government regulation, political instability and terrorism. A failure of supply could also occur due to suppliers’ financial difficulties, including bankruptcy. Any significant interruption to supply or cost increase could substantially harm our business and financial performance.

S-2

Substantial disruption to production at our third party beverage co-packing facilities and our storage facilities could occur, which could disrupt or delay our production or cause us to incur substantially higher costs.

Our products are currently produced by three established co-packing companies. A disruption in our production at, or our relationships with, our third party beverage co-packing facilities could have a material adverse effect on our business. In addition, a disruption could occur at any of our storage facilities or those of our suppliers, co-packers or distributors. The disruption could occur for many reasons, including fire, natural disasters, weather, manufacturing problems, disease, strikes, transportation interruption, government regulation or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance.

We rely, in part, on our third party beverage co-packing facilities to maintain the quality of our products. The failure or inability of this co-manufacturer to comply with the specifications and requirements of our products could result in product recall and could adversely affect our reputation.

We take great care in ensuring the quality and safety in the manufacture of our products. Our third-party co-manufacturer is required to maintain the quality of our products and to comply with our product specifications and requirements for certain certifications. Our third-party co-manufacturer is also required to comply with Food and Drug Administration requirements for manufacturing of our product. However, our products could still otherwise become contaminated. A contamination could occur in our operations or those of our bottlers, distributors or suppliers. This could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

We may be subject to litigation. The cost of defending against such litigation and the negative publicity related to such litigation may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability or negatively affect our operating results. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations. For more information, see the item “Legal Proceedings” in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2016.

Fluctuations in our results of operations from quarter to quarter could have a disproportionate effect on our overall financial condition and results of operations.

We experience seasonal fluctuations in revenues and operating income. Historically, sales during the second and third fiscal quarters have generally been the highest. Any factors that harm our second or third quarter operating results, including adverse weather or unfavorable economic conditions, could have a disproportionate effect on our results of operations for the entire fiscal year. Unusually cool weather during the summer months may result in reduced demand for our products and have a negative effect on our business and financial performance.

S-3

In order to prepare for our peak selling season, we must produce and keep in stock more inventory than we would carry at other times of the year. Any unanticipated decrease in demand for our products during our peak selling season could require us to sell excess inventory at a substantial markdown, which could reduce our net sales and gross profit.

Current global economic conditions may adversely affect our industry, business and result of operations.

Disruptions in the current global credit and financial markets in the past several years have included diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate and uncertainty about economic stability. While certain of these negative trends have reversed in recent years, there can be no assurance that there will not be renewed deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. Any adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending, which may cause our customers to cancel, decrease or delay their existing and future orders with us. In addition, financial difficulties experienced by our suppliers, manufacturers, distributors or customers could result in product delays, increased accounts receivable defaults and inventory challenges. We are unable to predict the likely duration and severity of disruptions in the credit and financial markets and adverse global economic conditions.

We depend on a small number of large retailers for a significant portion of our sales. Our sales growth is dependent upon maintaining our relationships with existing customers and the loss of any one such customer could materially adversely affect our business and financial performance.

Certain retailers that we service primarily through our distributors make up a significant percentage of our products’ retail volume, including volume sold by our bottlers and distributors. We also sell directly to certain retail accounts and to the distribution facilities of such retailers. Some retailers also offer their own private label products that compete with some of our brands. For the nine months ended September 30, 2016, our top three customers, Seeba Distribution, Garden Foods and Wakefern Food Corp., accounted for 13%, 12% and 10% of our net sales, respectively. For the year ended December 31, 2015, one customer, Wakefern Food Corp., accounted for 10% of net sales. For the year ended December 31, 2014, our top three customers, Costco Wholesale, Windmill Distributing, and CFG Distributors LLC, accounted for 32%, 16% and 14%, of net sales, respectively. The loss of sales of any of our products in a major retailer could have a material adverse effect on our business and financial performance.

Food and beverage retailers in the U.S. have been consolidating which may reduce our ability to increase both our revenue and our gross margins.

Consolidation has resulted in large, sophisticated retailers with increased buying power. They are in a better position to resist our price increases and demand lower prices. They also have leverage to require us to provide larger, more tailored promotional and product delivery programs. If we, and our bottlers and distributors, do not successfully provide appropriate marketing, product, packaging, pricing and service to these retailers, our product availability, sales and margins could suffer.

We do not have any contracts with our customers that require the purchase of a minimum amount of our products. The absence of such contracts could result in periods during which we must continue to pay costs and service indebtedness with reduced sales.

Our customers do not provide us with firm, long-term or short-term volume purchase commitments. As a result of the absence of such contracts, we could have periods during which we have no or limited orders for our products, but we will continue to have to pay our costs, including those to maintain our work force and service our indebtedness with reduced sales. We cannot assure you that we will be able to timely find new customers to supplement periods where we experience no or limited purchase orders or that we can recover fixed costs as a result of experiencing reduced purchase orders. Periods of no or limited purchase orders for our products could have a material adverse effect on our net income and cause us to incur losses. Conversely, we may experience unanticipated increased orders for our products from these customers that can create supply chain problems and may result in orders we may be unable to meet. Unanticipated fluctuations in product requirements by our customers could result in fluctuations in our results from quarter to quarter.

S-4

We have developed a gallon product line in which our gross margins are minimal, and therefore may not generate sufficient revenues or other benefits to justify its introduction. In addition, the gallon product line may divert sales from our higher margin 20 ounce product line, which would adversely affect our business.

In May 2015, we developed a gallon product line featuring five of our existing flavors. Our gross margins on this product line are minimal. Accordingly, this product line may not generate sufficient revenues or other benefits to justify its introduction. In addition, to the extent distributors choose to carry the gallon product line instead of our higher margin 20 ounce product line, it may negatively affect our operating results, specifically our gross margin. Although we believe the gallon size has a different function and manner of consumption, consumers may choose to purchase the gallon size instead of the 20 ounce size, because the gallon size offers a better per ounce value. This would result in an overall lower gross margin for our business.

We do not have registered ownership of certain of our trade names and our intellectual property rights could be infringed or we could infringe the intellectual property rights of others, and adverse events regarding licensed intellectual property, including termination of distribution rights, could harm our business.

We possess intellectual property that is important to our business. This intellectual property includes our logo, trademarks for “Long Island Iced Tea” and “The Original Long Island Brand,” various other trademarks, copyrights, patents, ingredient formulas, business processes and other trade secrets. However, we do not currently have registered ownership of the trademark “The Original Long Island Brand” and do not have registered ownership on the principal register of the trademark “Long Island Iced Tea” as described below. We and third parties, including competitors, could come into conflict over intellectual property rights. Litigation could disrupt our business, divert management attention and cost a substantial amount to protect our rights or defend ourselves against claims. We cannot be certain that the steps we take to protect our rights will be sufficient or that others will not infringe or misappropriate our rights. Our business is also highly dependent upon our distribution rights. If we are unable to protect our intellectual property rights, including the right to our trade name and logo, our brands, products and business could be harmed and could have a material adverse effect on our business and financial performance.

On April 19, 2016, the United States Patent and Trademark Officer, or the “USPTO,” registered our mark “Long Island Iced Tea” (Registration No. 4,943,056) on the supplemental register. Registration on the supplemental register allows the use of the “®” symbol, blocks later filed applications for confusingly similar marks, and allows us to sue infringers in federal court, which has well-settled case law and standards. Notwithstanding the foregoing, the supplemental register does not provide all the protection of a registration on the principal register. As with any other registered mark, we may be open to claims of others contesting the trademark.

In addition, we have filed trademark applications for “The Original Long Island Brand” as a standard character mark and as a stylized mark, which applications are pending review by the USPTO. The applications are for use of the trademarks with iced tea, tea based products, juices, water, beverages and other similar products. We also plan to file for stylized marks protecting certain other tag lines and product designs. With respect to the pending trademark applications for “The Original Long Island Brand” (standard character mark and stylized mark), the USPTO has made an initial determination that both marks are geographically descriptive. This determination is refutable and the USPTO has afforded us the opportunity to produce evidence to establish that the marks have become distinctive of the goods in commerce. There can be no assurance that the USPTO will approve these applications.

S-5

If we incur substantial debt, it could adversely affect our liquidity and results of operations.

As of January 24, 2017, we had approximately $811,012 of total indebtedness, consisting principally of a draw of $705,275 on a fully collateralized line of credit that we maintain. In addition, we may obtain up to a maximum of $3,500,000 in advances under the Credit and Security Agreement, or the “Credit Agreement,” dated as of November 23, 2015 and amended as of January 10, 2016 and April 8, 2016, by and among us, LIBB and Brentwood LIIT (NZ) Ltd. (as successor in interest to Brentwood LIIT, Inc.), or “Brentwood.” Any such advances are subject to the terms and conditions of the Credit Agreement, including a requirement that we obtain prior approval of Brentwood for each advance. While our existing level of debt is not substantial, we may incur significant indebtedness in the future, including through advances under the Credit Agreement, and we may not be able to generate sufficient cash to service such debt as cash payments become due (even though we may pay interest that accrues on any future loans under the Credit Agreement by capitalizing the interest and adding it to the principal balance of such loans, with such amounts becoming due at the maturity of the loans). If new debt and/or new credit sources are added to our existing debt and credit sources, the related risks for us could intensify.

If we incur substantial debt, it could have important consequences. In particular, it could:

●	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund capital expenditures and other general corporate purposes;

●	limit, along with the restrictive covenants of our indebtedness, among other things, our ability to borrow additional funds;

●	limit our flexibility in planning for, or reacting to, changes in our businesses and the industries in which we operate;

●	increase our vulnerability to general adverse economic and industry conditions; and

●	place us at a competitive disadvantage compared to our competitors that have less debt.

In addition, if we are unable to make payments as they come due or comply with the restrictions and covenants in the Credit Agreement or any other agreements governing our indebtedness, there could be a default under the terms of such agreements. In such event, or if we are otherwise in default under the Credit Agreement or such other agreements, including pursuant to any cross-default provisions of such agreements, the lenders could terminate their commitments to lend and/or accelerate the loans and declare all amounts borrowed due and payable. Furthermore, our lenders under the Credit Agreement could foreclose on their security interests in our assets, including the equity interests in our material subsidiaries. If any of those events occur, our assets might not be sufficient to repay in full all of our outstanding indebtedness and we may be unable to find alternative financing. Even if we could obtain alternative financing, it might not be on terms that are favorable or acceptable to us. Additionally, we may not be able to amend the Credit Agreement or obtain needed waivers on satisfactory terms or without incurring substantial costs. Failure to maintain existing or secure new financing could have a material adverse effect on our liquidity and financial position.

The loss of the services of our key personnel could negatively affect our business, as could our inability to attract and retain qualified management, sales and technical personnel as and when needed.

The execution of our business strategy depends largely on the continued efforts of our executive management, including Julian Davidson (our Executive Chairman), Philip Thomas (co-founder of LIBB and our Chief Executive Officer), Richard Allen (our Chief Financial Officer) and Peter Dydensborg (our Chief Operating Officer). We are also dependent on the efforts of Joe Caramele, our Vice President of National Sales & Marketing, whose skills, knowledge and contacts would be difficult to replace. As we have a limited operating history, we are highly dependent upon these individuals’ knowledge, experience and reputation within the industry. Any or all of these individuals may in the future choose to discontinue their employment with us. If so, we may not be able to find adequate replacements for them. Without their experience, expertise and reputation, our development efforts and future prospects would be substantially impaired. We have employment agreements in place with these individuals that include non-competition provisions.

S-6

We may not comply with applicable government laws and regulations, and they could change. Any violations could result in reputational damage or substantial penalties, and any changes could result in increased compliance costs.

We are subject to a variety of federal, state and local laws and regulations in the U.S., and other countries in which we do business. These laws and regulations apply to many aspects of our business including the manufacture, safety, labeling, transportation, advertising and sale of our products. Violations of these laws or regulations could damage our reputation and/or result in regulatory actions with substantial penalties. In addition, any significant change in such laws or regulations or their interpretation, or the introduction of higher standards or more stringent laws or regulations could result in increased compliance costs or capital expenditures. For example, changes in recycling and bottle deposit laws or special taxes on soft drinks or ingredients could increase our costs. Regulatory focus on the health, safety and marketing of food products is increasing. Certain state warning and labeling laws, such as California’s “Prop 65,” which requires warnings on any product with substances that the state lists as potentially causing cancer or birth defects, could become applicable to our products. Some local and regional governments and school boards have enacted, or have proposed to enact, regulations restricting the sale of certain types of soft drinks in schools. Any violations or changes of regulations could have a material adverse effect on our profitability, or disrupt the production or distribution of our products, and negatively affect our business and financial performance.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

The ability of our business to grow and compete depends on the availability of adequate capital. We currently have negative cash flows from operations due in part to substantial marketing and promotional related expenses as well as our payroll expense. While we expect that the proceeds of this offering will be sufficient to meet our working capital needs for the next 12 months and we have a commitment of financing from a stockholder, we may require additional capital in the future to finance our growth strategy or for other purposes. In such event, we cannot assure you that we will be able to obtain equity or debt financing on acceptable terms or at all. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

We have a limited operating history and history of operating losses, and there is no guarantee that we will achieve profitability.

We have a limited operating history and a history of operating losses. There is no guarantee that we will become a profitable business. Further, our future operating results depend upon a number of factors, including our ability to manage our growth, retain our customer base and to successfully identify and respond to emerging trends in our market areas.

S-7

While we currently produce only non-alcoholic beverages, we are exploring entry into the alcoholic beverage industry. To the extent that we expand our operations into new sectors of the beverage industry, our business operations may suffer from a lack of experience, significant costs of entry and the competitive conditions in the market, among other factors, which could materially and adversely affect our business, financial condition, results of operations and cash flows.

We are exploring entry into the alcoholic beverage industry. As we principally have been engaged in the production of NARTD teas, we have limited experience with developing, producing, marketing and distributing alcoholic beverages. Additionally, we will be exposed to significant operating costs associated with developing new products and entering a new sector of the beverage industry and will face new regulatory burdens, which could have an adverse impact on our business as well as place us at a disadvantage relative to more established alcoholic beverage market participants. Furthermore, the alcoholic beverage industry is highly competitive. We will compete with multinational corporations with significant financial resources. These competitors can use their resources and scale to rapidly respond to competitive pressures and changes in consumer preferences by introducing new products, reducing prices or increasing promotional activities. In addition:

●	We may not be able to adequately distinguish our alcohol products from our non-alcohol products. Our inability to create the proper differentiation could result in customer confusion and could have adverse regulatory consequences.

●	We may not be able establish the proper infrastructure to support the supply chain from the manufacturing of the product to the ultimate purchase by the end consumer.

As a result of the foregoing factors, we may be unsuccessful in expanding our business to include alcoholic beverages. Furthermore, attempting such an expansion will require a substantial investment of resources and management time, which could materially adversely affect our more established non-alcoholic beverage business as well. Accordingly, we can offer no assurance that if we expand our business beyond NARTD teas, we will be able to effectively develop, produce, market and distribute such beverages. Such failure could materially and adversely affect our business, financial condition, results of operations and cash flows.

Risks Related to this Offering and an Investment in Our Common Stock

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We have not paid any cash dividends on our common stock to date. Any future decisions regarding dividends will be made by our board of directors. We do not anticipate paying dividends in the foreseeable future, but expect to retain earnings to finance the growth of our business. Therefore, any return on investments will only occur if the market price of our common stock appreciates.

A robust public market for our common stock may not develop or be sustained, which could affect your ability to sell our common stock or depress the market price of our common stock.

Our common stock is listed on NASDAQ, but we cannot assure you that our common stock will continue to trade on this market or another national securities exchange. In addition, we are unable to predict whether an active trading market for our common stock will develop or will be sustained.

The trading price and trading volume of our common stock may be volatile.

The price and volume of our common stock may be volatile and subject to fluctuations. Our stock traded at a low of $3.73 to a high of $12.55 in 2016. Some of the factors that could cause fluctuations in the stock price or trading volume of our common stock include:

●	general market and economic conditions and market trends, including in the beverage industry and the financial markets generally;

●	the political, economic and social situation in the U.S.;

●	actual or expected variations in operating results;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, or other business developments;

S-8

●	adoption of new accounting standards affecting the industry in which we operate;

●	operations and stock performance of competitors;

●	litigation or governmental action involving or affecting us or our subsidiaries;

●	recruitment or departure of key personnel;

●	purchase or sales of blocks of our common stock; and

●	operating and stock performance of the companies that investors may consider to be comparable.

There can be no assurance that the price of our common stock will not fluctuate or decline significantly. The stock market in recent years has experienced considerable price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies and that could materially adversely affect the price of our common stock, regardless of our operating performance. You should also be aware that price volatility might be worse if the trading volume of shares of our common stock is low, as it historically has been.

Our outstanding warrants and options will increase the number of shares outstanding and available for sale in the public markets, which may have an adverse effect on the market price of our common stock.

We presently have outstanding (i) employee stock options to purchase 646,278 shares of common stock at a weighted average exercise price of $4.95 per share held by certain of our executive officers and employees, (ii) warrants to purchase up to 404,475 shares of common stock at an exercise price of $6.00 per share that were issued in private placements conducted by us through Network 1 Financial Securities, Inc., as placement agent, (iii) warrants to purchase up to 34,573 shares of common stock at an exercise price of $4.50 per share that were issued to Network 1 Financial Securities, Inc. and its designees as compensation for acting as the placement agent for such private placements, and (iv) warrants to purchase up to 31,522 shares of common stock at an exercise price of $6.875 per share that were issued to Network 1 Financial Securities, Inc. and its designees as compensation for acting as the placement agent for our public offering completed in July 2016. In addition, assuming we complete the sale of at least $1,373,800 of the shares offered hereby, our Executive Chairman will receive a grant of 20,000 shares of common stock and an employee stock option to purchase an additional 71,686 shares of common stock at an exercise price equal to the market price on the date of grant. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings and/or it may have an adverse effect on the market price of our common stock. The market price of our common stock also may be adversely affected, if and to the extent the shares registered for resale pursuant to this prospectus are sold in the public markets.

The substantial number of shares that are eligible for sale pursuant to the registration statement filed by us in October 2016 could cause the market price for our common stock to decline or make it difficult for us to sell equity securities in the future.

In September 2016, we filed a registration statement covering the resale by certain of our stockholders of 4,348,889 shares of our common stock. Expectations that shares of our common stock may be sold by the selling stockholders could create an “overhang” that may adversely affect the market price for our common stock.

We cannot predict the effect on the market price of our common stock from time to time as a result of (i) sales by the selling stockholders of some or all of the 4,348,889 shares of our common stock under the aforementioned registration statement, (ii) the availability of such shares of common stock for sale by the selling stockholders, or (iii) the perception that such shares may be offered for sale by the selling stockholders. Sales of substantial amounts of shares of our common stock in the public market, or the perception that those sales will occur, could cause the market price of our common stock to decline or make future offerings of our equity securities more difficult. Any sale, or perceived impending sale, of a substantial number of shares of our common stock could cause our stock price to fluctuate or decline.

S-9

We have the ability to issue additional shares of common stock and “blank check” preferred stock, which could affect the rights of holders of the common stock.

Our amended and restated certificate of incorporation allows our board of directors to issue 35,000,000 shares of common stock and 1,000,000 shares of preferred stock and to set the terms of such preferred stock. We have 25,685,923 authorized but unissued shares of common stock available for issuance after appropriate reservation for our outstanding options and warrants and the remaining shares under our 2015 Long-Term Incentive Equity Plan. This amount excludes 20,000 shares of common stock that will be issuable to our Executive Chairman and 71,686 shares of common stock subject to an option that will be issuable to our Executive Chairman, assuming we complete the sale of at least $1,373,800 of the shares offered hereby. The issuance of additional common stock may dilute the economic and voting rights of our existing stockholders. In addition, the terms of such preferred stock may materially adversely impact the dividend and liquidation rights of holders of the common stock.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our senior executive officers and directors may not be able to successfully manage a publicly traded company.

Not all of our senior executive officers or directors have extensive experience managing a publicly traded company, and they may not be successful in doing so. The demands of managing a publicly traded company, like ours, is much greater as compared to those of a private company, and some of our senior executive officers and directors may not be able to successfully meet those increased demands.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the “JOBS Act,” and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find our common stock less attractive because we rely, or may rely, on these exemptions. If some investors find our common stock less attractive as a result, the price of our common stock may be reduced, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

In addition, under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

S-10

We could remain an “emerging growth company” until December 31, 2020, although a variety of circumstances could cause us to lose that status earlier. For as long as we take advantage of the reduced reporting obligations, the information that we provide stockholders may be different from information provided by other public companies.

Obligations associated with being a public company require significant company resources and management attention, which may have a material adverse effect on our financial condition and results of operations.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and the other rules and regulations of the SEC, including the Sarbanes-Oxley Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition and the Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. These reporting and other obligations place significant demands on our management, administrative, operational and accounting resources, make certain activities more time-consuming and cause us to incur significant legal, accounting and other expenses. In order to comply with these obligations, we may need to upgrade our systems or create new systems, implement additional financial and management controls, reporting systems and procedures, expand or outsource our internal audit function, and hire additional accounting and finance staff. Because our resources are limited compared to many public companies, these requirement may impose a disproportionate financial burden on us. Furthermore, our limited management resources may exacerbate the difficulties in complying with these reporting and other requirements and prevent us from focusing on executing our business strategy. In addition, if we are unable to comply with the financial reporting requirements and other rules that apply to reporting companies, the market price of our common stock could be adversely affected.

As an “emerging growth company” and a “smaller reporting company” we intend to continue to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” or “smaller reporting companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and other scaled disclosure requirements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In general, we will remain an “emerging growth company” until December 31, 2020, although a variety of circumstances could cause us to lose that status earlier, and will remain a “smaller reporting company” for each fiscal year where our public float remains below $75 million as of the last day of the second fiscal quarter of the prior fiscal year. We intend to take advantage of some or all of these exemptions and reduced reporting requirements until we are no longer an “emerging growth company” and/or a “smaller reporting company,” at which time, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with these additional requirements.

Risks Relating to the Offering

Investors in this offering will experience immediate and substantial dilution and may experience further dilution in the future.

The public offering price of the securities offered hereby is substantially higher than the pro forma net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering at $4.00 per share, you will incur immediate and substantial dilution in the amount of $3.15 per share, and if you purchase shares of common stock in this offering at $4.10 per share, you will incur immediate and substantial dilution in the amount of $3.25 per share, in each case assuming the sale of all of the shares offered hereby, 76,340 shares are sold to our officers and directors and 238,840 of the shares are sold to purchasers introduced by us to the placement agent (including the shares sold to our officers and directors). See the section entitled “Dilution” on page S-16. In addition, as of the date of this prospectus, there were 1,116,848 shares of common stock subject to our currently outstanding warrants and options, with exercise prices ranging from $3.75 to $6.875 per share. This amount excludes 71,686 shares of common stock subject to an option that will be issuable to our Executive Chairman, assuming we complete the sale of at least $1,373,800 of the shares offered hereby. Furthermore, we may seek to raise additional capital from time to time in the future. Such financings may involve the issuance of equity and/or securities convertible into or exercisable or exchangeable for our equity securities. We also expect to continue to utilize equity-based compensation. To the extent the warrants and options are exercised or we issue common stock, preferred stock, or securities such as warrants or notes that are convertible into, exercisable or exchangeable for, our common stock or preferred stock, in the future, you may experience further dilution.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

S-11

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying base prospectus and the documents incorporated by reference herein and therein include forward-looking statements in addition to historical and current information. These forward-looking statements appear throughout such documents, including under “Prospectus Summary” and”Risk Factors” in this prospectus; under the items “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K; and under the items “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our quarterly reports on Form 10-Q. These forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We may use the words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this prospectus.

These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those risks and uncertainties described under “Risk Factors” in this prospectus supplement and under the item “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as the following:

●	We operate in highly competitive markets.

●	We may not effectively respond to changing consumer preferences, trends, health concerns and other factors.

●	Costs for our raw materials may increase substantially.

●	Fluctuations in our results of operations from quarter to quarter could have a disproportionate effect on our overall financial condition and results of operations.

●	We depend on a small number of large retailers for a significant portion of our sales.

●	Our intellectual property rights could be infringed or we could infringe the intellectual property rights of others, and adverse events regarding licensed intellectual property, including termination of distribution rights, could harm our business.

●	We have experienced cash losses from operations and our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us.

●	Our new product line has minimal gross margins, may not generate sufficient revenue or other benefits to justify its introduction and may divert sales from our higher margin existing product lines.

●	We have a limited operating history.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by us in this prospectus supplement or the other documents referenced above speaks only as of the date of this prospectus or such document. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

S-12

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the shares in this offering will be $1,396,740, after deducting an aggregate of $116,260 in placement agent fees and other estimated offering expenses payable by us, assuming the sale of all 376,340 shares offered hereby, and that 76,340 of such shares are sold to our officers and directors and 238,840 of such shares are sold to purchasers introduced by us to the placement agent (including the shares sold to our officers and directors). Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the actual number of shares of common stock sold and net proceeds to us are not presently determinable and may be substantially less than the amounts set forth above.

We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital, sales and marketing activities, product development, general and administrative matters, capital expenditures and acquisitions. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2016:

●	on an actual basis,

●	on a pro forma basis, after giving effect to the issuance of certain shares of our common stock after September 30, 2016 as compensation for services and the issuance of 406,550 shares of our common stock at a public offering price of $4.00 per share in the underwritten public offering completed by us in December 2016, which we sometimes refer to collectively as the “recent stock issuances,” and a draw under our fully collateralized line of credit arrangement, and

●	on a pro forma as adjusted basis after this offering, after giving effect to the recent stock issuances and the sale by us of all 376,340 shares offered hereby at an average offering price of $4.02 per share, and after deducting the placement agent fees and other estimated offering expenses payable by us, assuming 76,340 of the shares offered hereby are sold to our officers and directors, 238,840 of the shares offered hereby are sold to purchasers introduced by us to the placement agent (including the shares sold to our officers and directors) and 20,000 shares are issued to our Executive Chairman as described elsewhere in this prospectus supplement.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement or the accompanying base prospectus from our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2015 and our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016.

	September 30, 2016
	Actual	Pro Forma	Pro Forma As Adjusted
	(unaudited)	(unaudited)	(unaudited)
Cash	$359,613	$2,461,736	$3,858,476
Total Assets	$6,689,180	$8,791,303	$10,188,043

Total Indebtedness	$118,990	$811,012	$811,012

Long-Term Liabilities
Stockholders’ Equity
Preferred stock, par value $0.0001; authorized 1,000,000 shares; no shares issued and outstanding	–	–	–
Common stock, par value $0.0001; authorized 35,000,000 shares; 7,168,621 shares issued and outstanding on an actual basis; 7,759,061 shares issued and outstanding on a pro forma basis; 8,155,401 shares issued and outstanding on a pro forma as adjusted basis	717	776	816
Additional paid in capital	15,222,983	17,465,353	18,944,053
Accumulated deficit	(10,920,241)	(11,122,741)	(11,204,741)
Total Stockholders’ Equity	$4,303,459	$6,343,388	$7,740,128
Total Capitalization	$4,422,449	$7,154,400	$8,551,140

S-13

The foregoing table does not take into account (i) the 1,116,848 shares of common stock subject to our currently outstanding options and warrants, with exercise prices ranging from $3.75 to $6.875 per share, or (ii) 71,686 shares of common stock subject to an option that will be issuable to our Executive Chairman, assuming we complete the sale of at least $1,373,800 of the shares offered hereby.

DILUTION

If you invest in our shares, your ownership interest will be diluted to the extent of the difference between the price you paid per share of common stock in this offering and the net tangible book value per share of our common stock after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

Our net tangible book value as of September 30, 2016 was approximately $3.3 million, or approximately $0.46 per share of common stock. Our pro forma net tangible book value as of September 30, 2016 would have been approximately $5.5 million, or approximately $0.71 per share of common stock, after giving effect to the recent stock issuances and a draw under our fully collateralized line of credit arrangement. Our pro forma as adjusted net tangible book value as of September 30, 2016 would have been approximately $6.9 million, or $0.85 per share of common stock, after giving effect to the recent stock issuances, a draw under our fully collateralized line of credit arrangement and the sale by us of all 376,340 shares in this offering at an average offering price of $4.02 per share, and after deducting the placement agent fees and other estimated offering expenses payable by us, assuming 76,340 of the shares offered hereby are sold to our officers and directors, 238,840 of the shares offered hereby are sold to purchasers introduced by us to the placement agent (including the shares sold to our officers and directors) and 20,000 shares of common stock are issued to our Executive Chairman as described elsewhere in this prospectus supplement. This represents an immediate increase in net tangible book value of $0.14 per share to existing stockholders and an immediate dilution of $3.15 per share to new investors in this offering, for investors purchasing shares at $4.00 per share, or $3.25 per share to new investors in this offering, for investors purchasing shares at $4.10 per share.

The following table illustrates this dilution on a per share basis for investors purchasing shares at $4.00 per share:

Public offering price per share to officers and directors investing in this offering		$4.10
Public Offering price per share to other investors in this offering		$4.00
Pro forma net tangible book value per share as of September 30, 2016	$0.71
Increase in net tangible book value attributable to this offering	0.14
Pro forma as adjusted net tangible book value per share as of September 30, 2016		0.85
Dilution per share to officers and directors investing in this offering		$3.25
Dilution per share to new investors in this offering		$3.15

The calculations above are based on 7,168,621 shares of common stock outstanding on September 30, 2016, 7,759,061 shares of common stock outstanding as of September 30, 2016 after giving effect to the recent stock issuances and 8,155,401 shares of common stock outstanding as of September 30, 2016 after giving effect to the recent stock issuances, the sale of all 376,340 shares in this offering and the issuance of 20,000 shares to our Executive Chairman as described elsewhere in the prospectus supplement. The calculations above do not take into account (i) 1,116,848 shares of common stock subject to our currently outstanding options and warrants, with exercise prices ranging from $3.75 to $6.875 per share, or (ii) 71,686 shares of common subject stock to an option that will be issuable to our Executive Chairman, assuming we complete the sale of at least $1,373,800 of the shares offered hereby.

Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the dilution per share to new investors may be more than that indicated above in the event that the actual number of shares sold, if any, is less than the maximum number of shares we are offering. In addition, if we issue additional shares of our common stock in the future, including upon the exercise of outstanding options or warrants or the vesting of the restricted stock units, you may experience further dilution.

DESCRIPTION OF COMMON STOCK

Upon consummation of the offering, assuming the sale of all of the shares offered hereby and the issuance of 20,000 shares to our Executive Chairman as described elsewhere in the prospectus supplement, 8,155,401 shares of our common stock will be outstanding. In addition, there are currently 1,116,848 shares of common stock subject to our currently outstanding options and warrants, with exercise prices ranging from $3.75 to $6.875 per share. Furthermore, assuming we complete the sale of at least $1,373,800 of the shares offered hereby, our Executive Chairman will receive a grant of an employee stock option to purchase an additional 71,686 shares of common stock at an exercise price equal to the market price on the date of grant. For a more complete description of our common stock, please see “Description of Capital Stock” in the accompanying base prospectus.

S-14

PLAN OF DISTRIBUTION

We have entered into a selling agent agreement with Alexander Capital, L.P., or the “placement agent,” to conduct this offering on a “best efforts” basis. The offering is being made without a firm commitment by the placement agent, who has no obligation or commitment to purchase any of our shares. Accordingly, pursuant to the selling agent agreement, we will sell to investors that complete a subscription agreement with us up to the 376,340 shares offered hereby.

The placement agent is under no obligation to purchase any shares of our common stock for its own account. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The placement agent may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc. The placement agent initially proposes to offer the shares of common stock to the public at the public offering prices set forth on the cover page of this prospectus. If all of the shares of common stock offered by us are not sold at the public offering prices, the placement agent may change the offering prices and other selling terms by means of a supplement to this prospectus.

The placement agent is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the “Securities Act,” and any fees received by it and any profit realized on the sale of the securities by it while acting as principal would be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent is required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Timing and Payment

There is no specified minimum offering amount for this offering. Because there is no minimum investment amount, we may close from time to time on any amount of shares we determine. Investors who participate in this offering will enter into a subscription agreement directly with us and will deliver their funds directly to us.

Certain Other Conditions

Pursuant to that the selling agent agreement by and between the placement agent and us, the obligations of the placement agent to arrange for the offer and sale of the shares, on a best efforts basis, is subject to certain conditions precedent, including the delivery of customary certificates and the absence of any material adverse change in our business. The selling agent agreement also contained customary representations and warranties that must be true and correct as of the closing. The obligations of the investors solicited by the placement agent to purchase our shares also are subject to the conditions precedent in the selling agent agreement.

Placement Agent Fees

We have agreed to pay the placement agent fees totaling 8.0% of the aggregate gross proceeds from the sale of the shares as described in this prospectus supplement; provided, however, that the fees paid to the placement agent with respect to gross proceeds raised from purchasers introduced by us to the placement agent will be only 2.0%. Because there is no minimum amount of shares that must be sold as a condition to closing this offering, the placement agent fees and the proceeds to us are not presently determinable and may be substantially different than the amounts set forth below, which assume the sale of all of the shares offered hereby.

S-15

We shall bear and be responsible for the costs and expenses of the offering customarily borne by issuers, including all filing fees (including SEC and FINRA filing fees). We also agreed to reimburse the placement agent for up to $10,000 of the fees and expenses of its counsel and for its other reasonable, documented out-of-pocket expenses, up to an aggregate maximum of $20,000, subject to any limitation imposed by FINRA rules, regulations or interpretations. We estimate the aggregate expenses of the offering, including the placement agent fees and reimbursable expenses, will be approximately $116,260, assuming the sale of all of the shares offered hereby, 76,340 shares are sold to our officers and directors and 238,840 of the shares are sold to purchasers introduced by us to the placement agent (including the shares sold to our officers and directors).

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Electronic Offer, Sale and Distribution of Common Stock

A prospectus in electronic format may be made available on the websites maintained by the placement agent or selling group members, if any, participating in the offering. The placement agent may agree to allocate a number of shares of common stock to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the placement agent to the selling group members that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the placement agent’s websites and any information contained in any other website maintained by the placement agent or the selling group members is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, the placement agent and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the common course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent or its affiliaties for any further services.

Trading Market

Our common stock is traded on the NASDAQ Capital Market under the symbol “LTEA.”

Transfer Agent

The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, New York 10004.

S-16

LEGAL MATTERS

The validity of the securities offered will be passed on for us by Graubard Miller, New York, New York. The placement agent has been represented in connection with this offering by Carmel Milazzo & DiChiara LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of Marcum LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that we are offering under this prospectus supplement. It is important for you to read and consider all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold or the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed March 22, 2016);

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 (filed May 9, 2016), June 30, 2016 (filed August 15, 2016) and September 30, 2016 (filed November 14, 2016);

●

Current Reports on Form 8-K dated January 18, 2016 (filed January 20, 2016), January 21, 2016 (filed January 21, 2016), February 3, 2016 (filed January 3, 2016), February 8, 2016 (filed February 8, 2016), February 11, 2016 (filed February 11, 2016), February 26, 2016 (filed February 26, 2016), March 14, 2015 (filed March 17, 2016), March 22, 2016 (filed March 22, 2016), April 1, 2016 (filed April 5, 2016), April 7, 2017 (filed April 8, 2016), April 19, 2016 (filed April 19, 2016), May 9, 2016 (filed May 9, 2016), May 10, 2016 (filed May 10, 2016), May 10, 2016 (filed May 10, 2016), June 6, 2016 (filed June 9, 2016), July 28, 2016 (filed August 1, 2016), August 4, 2016 (filed August 5, 2016), August 18, 2016 (filed August 24, 2016) , September 19, 2016 (filed September 23, 2016) , September 29, 2016 (filed October 5, 2016), November 30, 2016 (filed November 30, 2016) December 8, 2016 (filed December 14, 2016), December 21, 2016 (filed December 21, 2016), December 27, 2016 (filed December 28, 2016), January 17, 2017 (filed January 18, 2017), January 25, 2017 (filed January 25, 2017) and January 27, 2017 (filed January 27, 2017);

●	Proxy Statement on Schedule 14A dated December 15, 2016, used in connection with the annual meeting of stockholders hold on January 17, 2017; and

●	Form 8-A filed on June 20, 2016, registering our common stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or other information, including exhibits to the foregoing, deemed to have been furnished and not filed in accordance with SEC rule.

Will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Long Island Iced Tea Corp., Attention: Investor Relations, 116 Charlotte Avenue, Hicksville, NY 11801, telephone number (855) 542-2832. You may also access the documents incorporated by reference as described above.

S-17

Prospectus

Long Island Iced Tea Corp.

$50,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS, DEBT SECURITIES AND UNITS

We will offer and sell from time to time shares of common stock, shares of preferred stock, warrants, debt securities and/or units comprised of one or more of the foregoing classes of securities, at an aggregate initial offering price not to exceed $50,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our common stock is listed for trading on the NASDAQ Capital Market under the symbol “LTEA.” On October 10, 2016, the last reported sale price of our common stock was $4.33. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

As of October 10, 2016, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates was $14,485,686, based on a last sale price of $4.33 per share of our common stock and 3,345,424 outstanding shares of our common stock held by non-affiliates as of such date. As of the date hereof, excluding the securities offered hereby, none of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 9 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2016

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus to “LIIT,” the “Company,” and “we,” “us” and “our” refer to Long Island Iced Tea Corp., a Delaware corporation, and its subsidiaries, Long Island Brand Beverages LLC, or “LIBB,” and Cullen Agricultural Holding Corp., or “Cullen.”

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement.

Our Company

Overview

We are a holding company operating through our wholly-owned subsidiary, LIBB. We are engaged in the production and distribution of premium Non-Alcoholic Ready-to-Drink, or “NARTD,” iced tea in the beverage industry. We are currently organized around our flagship brand Long Island Iced Tea®. The Long Island Iced Tea name for a cocktail originated in Long Island in the 1970’s, and its national recognition is such that it is ranked as the fourth most popular cocktail in restaurants and bars in the U.S. (Source: Nielsen CGA, On-Premise Consumer Survey, 2016). Our premium NARTD tea is made from a proprietary recipe and with quality components. Long Island Iced Tea® is sold in 12 states across the U.S., primarily on the East Coast, through a network of national and regional retail chains and distributors. Our mission is to provide consumers with premium iced tea offered at an affordable price.

1

We aspire to be a market leader in the development of iced tea beverages that are convenient and appealing to consumers. There are two major target markets for Long Island Iced Tea®: consumers on the go and health conscious consumers. Consumers on the go are families, employees, students and other consumers who lead a busy lifestyle. With increasingly hectic and demanding schedules, there is a need for products that are accessible and readily available. Health conscious consumers are individuals who are becoming more interested and better educated on what is included in their diets, causing them to shift away from options perceived as less healthy such as carbonated soft drinks, or “CSDs,” towards alternative beverages such as iced tea.

We have begun exploring entry into the $215 billion U.S. alcohol industry, with the hope to establish ourselves as a multi-product alcoholic and non-alcoholic beverage company.

In addition, we have begun exploring global export opportunities, with product now distributed in South Korea and many Caribbean nations. We have just announced a partnership with a Canadian distributor which will see our portfolio distributed nationally across Canada.

Industry Opportunity

Non-Alcoholic Beverage Market

Globally, NARTD tea products are ranked as the 4th largest beverage category, behind carbonated soft drinks, water and dairy. The non-alcohol iced tea global category size is estimated at $55 billion, and is estimated to be growing at a 6.6% compound annual growth rate, or “CAGR.” (Source: Euromonitor International, “Versatility of RTD Tea Generates Bright Spot in Global Soft Drinks”, May 2014).

The U.S. non-alcoholic liquid refreshment beverage market consists of a number of different products, and CSDs are the top selling beverage category. However, consumers are increasingly coming to view CSDs (typically caffeinated as well as high in sugar and preservatives) with disfavor. Total volume of cases sold in the CSD category declined 0.9% in 2014, 3% in 2013 and 1.2% in 2012. (Source: Beverage-Digest, “Special Issue: U.S. Beverage Results for 2014”, March 2015).

CSDs have historically dominated the non-alcoholic liquid refreshment beverage market and been primarily controlled by two industry giants, Coca-Cola and Pepsico. However, a number of beverages began to emerge in the 1990s as alternatives to CSDs as part of a societal shift towards beverages that are perceived to be healthier. The alternative beverage category of the market has resulted in the birth of multiple new product segments that include sports drinks, energy drinks and NARTD teas.

According to a 2014 IBISWorld industry report, the U.S. NARTD tea segment was expected to have $5.3 billion of revenues in 2014, a 3.3% increase from the prior year and a 6.1% annualized growth rate over the five years from 2009 to 2014. (Source: IBISWorld Industry Report OD4297, “RTD Tea Production in the US”, December 2014). The industry report also forecasted an annualized revenue growth rate of 10.2% between 2014 and 2019, with revenues reaching $8.6 billion in 2019.

2

Consumers have shown special interest in perceived healthier versions of NARTD teas, preferring all natural and diet teas.

Products and Services Segmentation 2014 ($5.3 billion)

All-Natural Tea	36.1%
Diet Tea	25.8%
Fruit-Flavored Tea	20.2%
Organic Tea	10.3%
Herbal Tea	7.6%

(Source: IBISWorld Industry Report OD4297, “RTD Tea Production in the US”, December 2014)

The existence of this trend toward healthier versions of products is reinforced by a 2015 Nielsen “Health and Wellness” study, where six key elements of our premium liquid (corn free, hormone/antibiotic free, non-gmo, gluten free, natural, and no artificial color/flavor) rank in the top 20 of four-year CAGR, when measured against 64 “Health and Wellness” categories.

Potential Expansion into Alcoholic Beverage Market

We have begun exploring the development, production, marketing and distribution of alcoholic beverages, to augment our current NARTD tea business. In June 2015, we engaged Julian Davidson, who has many years of experience in the alcohol industry, as a consultant to help evaluate the opportunity, as well as to assist in our core NARTD tea business. In June 2016, Mr. Davidson became our Executive Chairman.

The alcohol beverage market consists of beer, cider/perry, ready-to-drink/high-strength premixes, spirits and wine. The total sales of U.S. alcohol beverage market reached $215 billion in 2014, growing at a 3.3% CAGR from 2009 to 2014. Of that $215 billion, 46.8% was from beer, 1.0% from cider/perry, 2.5% from alcoholic ready-to-drink, or “ARTD,” beverages and high-strength premixes, 30.5% from spirits and 19.2% from wine. (Source: Euromonitor International, “Passport: Alcoholic Drinks in the US,” June 2015).

Our Products and Services

Long Island Iced Tea® was first launched in the New York metro market by LIBB in July 2011, positioning itself as a premium iced tea beverage offered at an affordable price. We help differentiate ourselves from competitors with a proprietary recipe and quality components. Long Island Iced Tea® is a 100% brewed tea, using black tea leaves and purified water via reverse osmosis. It is gluten-free, free of genetically modified organisms, or “GMOs,” and certified Kosher with no artificial colors or preservatives.

Long Island Iced Tea® is primarily produced and bottled in the U.S. Northeast. This production in the Northeast, combined with its “Made in America” tag-line and brand name, all improve its credentials as a part of the local community from which we take our name.

We have developed ten flavors of Long Island Iced Tea® in an effort to ensure that our products meet the desired taste preferences of consumers. Regular flavors, which use natural cane sugar as a sweetener, include lemon, peach, raspberry, green tea & honey, half tea & half lemonade, guava, mango, and sweet tea. Diet flavors, which use sucralose (generic Splenda) instead of natural cane sugar as a sweetener, include diet lemon and diet peach. These flavors are currently available in twelve packs of 20 ounce polyethylene terephthalate bottles.

We have also recently developed three twenty-four pack of sixty calorie flavors that are served in twelve ounce bottles. The sixty calorie flavors have reduced sugar content, are caffeine free and include mango, peach, and raspberry. This package was designed to meet certain nutritional guidelines for sales in schools. During May 2015, we launched four flavors, lemon, peach, mango, and green tea and honey, in gallon containers. During February 2016, we also launched sweet tea, which is also served in a gallon container.

3

Also during February 2016, we began exploring the sale of aloe juice products as part of our product line. The aloe juice product is purchased in its finished form from a supplier. In addition, during April 2016, we launched a private label line, consisting of four flavors, for one of our existing customers.

Our Competitive Strengths

We believe that a differentiated brand will be a key competitive strength in the NARTD tea segment. Key points of differentiation for Long Island Iced Tea® include:

●	A better and bolder tasting bottled iced tea as a result of premium ingredients that include natural cane sugar (sucralose for diet flavors), hot-filled using black and green tea leaves, that is offered at an affordable price;

●	Immediate global recognition of the “Long Island Iced Tea” phrase associated with the cocktail;

●	Made in America;

●	Strong Northeast roots where it is locally produced;

●	The use of non-GMO ingredients; and

●	Our product being corn free, hormone/antibiotic free, gluten free, natural and having no artificial color/flavor.

The NARTD tea market is a crowded space and, as a result, we believe in pricing our products competitively. We highlight to consumers our use of premium ingredients and our affordable price. The suggested retail price for a 20 ounce bottle of Long Island Iced Tea® is $1.00 to $1.50 and the suggested retail price for a 12 ounce bottle is $1.00 to $1.25. The suggested retail price for our gallon containers is $2.99 to $3.49. Management has set pricing levels to reflect current pricing dynamics in the industry. There has been downward pressure on prices, which management believes is caused by the entrance of major multinational beverage corporations into the alternative beverage category, leading to consolidation in the industry.

Our Business Strategies

In addition to a potential expansion into ARTD beverages, we are seeking to organically grow our NARTD tea and related product sales.

We intend to increase our market share in our existing geographic markets and expand into additional geographic markets in the U.S., capitalizing on an iconic name with unique brand awareness to create a familiar and easily recognizable non-alcoholic iced tea. We also are exploring international markets on a highly selective and limited basis, which may include royalty and licensing agreements. As discussed below in “— Our Customers,” we generally focus our sales efforts on approaching beverage distributors and taking advantage of their unique positioning in the retail industry. However, a portion of our sales efforts are also dedicated to direct sales to retailers, because some wholesale chains such as Sam’s Club and Costco request direct shipments from the product supplier. In addition, we are exploring several new sales channels. We currently are conducting a small scale business trial in which we sell our beverage product alongside other snacks in vending machines. We also commenced selling our twelve ounce lower calorie products in schools, in some cases through sales to purchasing cooperatives that represent multiple school districts, but also via the vending machine business trial.

During the quarter ended December 31, 2015, we determined the brand had sufficient scale, distribution and volume per point of distribution to test market expansion into (1) additional U.S. states, (2) significant new regional chains, and (3) national chains. To facilitate this expansion, we recruited Joseph Caramele, our Vice President of National Sales & Marketing. Mr. Caramele had spent the previous nine years working in national and chain account sales for Arizona Beverages USA, at which time he oversaw the regional and national chain account expansion. Since October 1, 2015, we have introduced our products in Florida and selected states in the Midwest, and have reached agreement with a limited number of regional and national chains. We recently began receiving purchase orders from these accounts, and incorporating their logistics and delivery requirements into our systems. Aligned with this expansionary plan, we have increased the number of full time employees in our sales staff to meet the demands of these initiatives.

4

As part of our marketing efforts, we commonly use store demos, as we have found a positive correlation between demos and sales especially at the introduction phase in new stores. We expect to continue using store demos in order to increase brand awareness and sales as we continue to expand into new markets. We also use co-op advertising (advertisements by retailers that include the specific mention of manufacturers, who, in turn, repay the retailers for all or part of the cost of the advertisement) and special promotions, together with its retail partners, so as to complement other marketing efforts towards brand awareness.

We also seek to expand our product line. From time to time, we explore and test market potential new NARTD products that may, in the future, contribute to our operating performance. In addition, we are currently testing certain complementary products that will sit alongside our flagship Long Island Brand tea. We also may consider exploring strategic acquisitions from time to time, although this is not a primary business focus.

Our Customers

We sell our products to a mix of independent mid-to-large size beverage distributors who in turn sell to retail outlets, such as big chain supermarkets, mass merchants, convenience stores, restaurants and hotels principally in the New York, New Jersey, Connecticut and Pennsylvania markets. We have also begun expansion into other geographic markets, such as Florida, Virginia, Massachusetts, New Hampshire, Nevada, Rhode Island and parts of the Midwest. Our products are currently available in twelve states that have a cumulative population of 100 million. While we primarily sell our products indirectly through distributors, at times we sell directly to the retail outlets and we may sell to certain retail outlets both directly and indirectly through distributors. We also sell our products directly to the distribution facilities of some of our retailers and through “road shows,” which are temporary installations at retail outlets staffed by our employees or contractors.

For the six months ended June 30, 2016, one customer, Garden Foods, accounted for 12% of our net sales. For the year ended December 31, 2015, one customer, Wakefern Food Corp., accounted for 10% of net sales. For the year ended December 31, 2014, our top three customers, Costco Wholesale, Windmill Distributing, and CFG Distributors LLC, accounted for 32%, 16% and 14%, of net sales, respectively.

Our sales are typically governed by short-term purchase orders. We do not have any material contracts or other material arrangements with our customers or distributors and do not obtain commitments from them to purchase or sell a minimum amount of our products or to purchase or sell such products at a minimum price. Because our sales may be concentrated with a few customers, our results of operations may be materially adversely affected if one of these customers significantly reduces the volume of its purchases or demands a reduction in price, which may occur at any time due to the absence of such purchase commitments.

Management

Our management team consists of persons with substantial experience in the beverage industry. Philip Thomas, our Chief Executive Officer and LIBB’s co-founder, has over 16 years of beverage experience. Julian Davidson, our Executive Chairman, has over 25 years of experience in the beverage industry, including most recently serving as Chief Executive Officer of Independent Liquor NZ’s businesses in New Zealand, the U.S. and Canada. Independent Liquor NZ is a manufacturer and distributor of pre-mixed ARTD beverages, as well as having beer, spirit and cider portfolios. Richard Allen, our Chief Financial Officer, has over 30 years of experience in the beverage and food industries, including roles at Beverage Innovations, Cadbury Schweppes and Snapple. Joseph Caramele, our Vice President of National Sales & Marketing, has substantial experience in the beverage industry, having spent the past nine years at Arizona Beverages USA, most recently as Executive National Sales Director for the past five years. As Executive National Sales Director, he managed a team of 85 individuals and portfolio of over 100 accounts with annual retail sales estimated to be over $850 million. We intend to expand our current management and recruit other skilled officers and employees with experience relevant to our business focus as needed.

5

Recent Developments

On July 28 and 29, 2016, we sold an aggregate of 1,270,156 shares of our common stock in a public offering, or the “Public Offering,” at an offering price of $5.50 per share, pursuant to our registration statement on Form S-1 (File No. 333-210669). The sale generated gross proceeds of $6,985,858 and net proceeds of $6,084,831 after deducting commissions and other offering expenses. In connection with sale of the shares, our common stock was approved for listing on the NASDAQ Capital Market.

In connection with the sale of the shares in the Public Offering, we completed a recapitalization with Brentwood LIIT (NZ) Ltd., or the “Recapitalization.” Brentwood LIIT (NZ) Ltd., or “Brentwood,” is our lender under that certain Credit and Security Agreement, or the “Credit Agreement,” dated as of November 23, 2015 and amended as of January 10, 2016 and April 8, 2016, by and among us, LIBB and Brentwood (as successor in interest to Brentwood LIIT, Inc.). The Credit Agreement provides for a revolving credit facility. The loans made by Brentwood under the credit facility are evidenced by a secured convertible promissory note, or the “Brentwood Note,” which is convertible into shares of our common stock at a conversion price of $4.00 per share. In addition, in connection with the establishment of the credit facility, the Company issued to Brentwood a warrant, or the “Brentwood Warrant,” to purchase 1,111,111 shares of our common stock, at an exercise price of $4.50 per share, expiring on November 23, 2018. Pursuant to the Recapitalization, all of the outstanding principal and interest under the Brentwood Note was converted into 421,972 shares of our common stock and the Brentwood Warrant was exchanged for 486,111 shares of our common stock. We may continue to request advances under the credit facility subject to the terms and conditions of the Credit Agreement, except that, in connection with the Recapitalization, the maximum amount of loans that may be made under the credit facility was reduced to $3,500,000. Brentwood is owned by Eric Watson, who beneficially owns approximately 18.2% of our outstanding Common Stock, and KA#2 Ltd., which beneficially owns approximately 4.8% of our outstanding Common Stock.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the “JOBS Act.” As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or “Securities Act,” for complying with new or revised accounting standards. We have irrevocably opted not to take advantage of such extended transition period, and will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

6

We can remain an emerging growth company until December 31, 2020. However, if any of our non-convertible debt issued within a three-year period or our total revenues exceed $1 billion or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year.

Corporate Information

We were incorporated on December 23, 2014 in the State of Delaware as a wholly owned subsidiary of Cullen.

On May 27, 2015, we closed the business combination, or the “Business Combination,” contemplated by the Agreement and Plan of Reorganization, or the “Merger Agreement,” dated as of December 31, 2014 and amended as of April 23, 2015, by and among Cullen, us, Cullen Merger Sub, Inc., LIBB Acquisition Sub, LLC, LIBB, Philip Thomas and Thomas Panza, who formerly owned a majority of the outstanding membership units of LIBB, and the other former members of LIBB executing a joinder thereto. Pursuant to the Merger Agreement, (i) Cullen Merger Sub, Inc. merged with and into Cullen, with Cullen surviving as a wholly owned subsidiary of ours and the stockholders of Cullen receiving one share of our common stock for every 15 shares of Cullen common stock held by them and (ii) LIBB Acquisition Sub, LLC merged with and into LIBB, with LIBB surviving as a wholly owned subsidiary of ours and the members of LIBB receiving an aggregate of 2,633,334 shares of our common stock.

Upon the closing of the Business Combination, we became the new public company, Cullen and LIBB became wholly-owned subsidiaries of ours and the stockholders of Cullen and the members of LIBB became our stockholders. In addition, the historical financial statements of LIBB became our financial statements. As a result of the Business Combination, the business of LIBB became our business. Cullen is currently inactive and no significant operations are being undertaken by it as of the date of this prospectus. LIBB was formed as a limited liability company under the laws of New York on February 18, 2011.

Our principal executive offices are located at 116 Charlotte Avenue, Hicksville, NY 11801. Our telephone number is (855) 542-2832. Our website address is www.longislandicedtea.com. The information contained on, or accessible from, our corporate website is not part of this prospectus and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to purchase our common stock.

The Securities We May Offer

We may offer up to $50,000,000 of common stock, preferred stock, warrants, debt securities and/or units comprised of one or more of the foregoing classes of securities, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock.

7

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors, without stockholder approval. We have summarized some of the general terms and provisions of the preferred stock that we may issue in “Description of Capital Stock.” A prospectus supplement will describe the particular terms of any series of preferred stock offered from time to time, and may supplement or change the terms outlined below.

Warrants

We may issue warrants for the purchase of common stock, preferred stock debt securities or any combination thereof. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below.

Debt Securities

We may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Units.” A prospectus supplement will describe the particular terms of any units offered from time to time, and may supplement or change the terms outlined below.

8

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax losses from continuing operations plus fixed charges. Fixed charges consist of interest expense, including estimates of interest inherent in rental expense. Where the ratio is less than 1:1 coverage, the deficiency is set forth. The information set forth in the table should be read in conjunction with the financial information incorporated by reference into this prospectus.

	For the Six Months Ended	For the Year Ended December 31,
	June 30, 2016	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(A)	—	—	—	—	—	—
Deficiency of earnings to fixed charges	$3,499,236	$3,180,269	$3,032,845	$264,120	$128,824	$60,525

(A)	Due to our losses from continuing operations, the ratio earnings to fixed charges is less than 1:1 coverage for all periods presented.

We had no shares of preferred stock outstanding for any period presented. As a result, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference in this prospectus and each prospectus supplement include and will include forward-looking statements in addition to historical and current information. These forward-looking statements appear and will appear throughout such documents, including under “Prospectus Summary” in this prospectus; under “Risk Factors” in each prospectus supplement; under the items “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K; and under the items “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our quarterly reports on Form 10-Q. These forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We may use the words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this prospectus.

9

The forward-looking statements contained in this prospectus are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those risks and uncertainties described under “Risk Factors” in each prospectus supplement and under the item “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q, as well as the following:

●	We operate in highly competitive markets.

●	We may not effectively respond to changing consumer preferences, trends, health concerns and other factors.

●	Costs for our raw materials may increase substantially.

●	Fluctuations in our results of operations from quarter to quarter could have a disproportionate effect on our overall financial condition and results of operations.

●	We depend on a small number of large retailers for a significant portion of our sales.

●	Our intellectual property rights could be infringed or we could infringe the intellectual property rights of others, and adverse events regarding licensed intellectual property, including termination of distribution rights, could harm our business.

●	We have experienced cash losses from operations and our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us.

●	Our new product line has minimal gross margins, may not generate sufficient revenue or other benefits to justify its introduction and may divert sales from our higher margin existing product lines.

●	We have a limited operating history.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, including working capital, sales and marketing activities, product development, general and administrative matters, capital expenditures and acquisitions. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

10

DESCRIPTION OF CAPITAL STOCK

Introduction

In the discussion that follows, we have summarized selected provisions of our amended and restated certificate of incorporation, bylaws and the Delaware General Corporation Law, or “DGCL,” relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

We are authorized to issue up to 36,000,000 shares of capital stock consisting of: 35,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value of $0.0001 per share. As of October 10, 2016, there were 7,236,256 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock. Holders of our common stock do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors will be empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of our company.

The following outlines some of the general terms and provisions of the preferred stock that we may issue. A prospectus supplement will describe the particular terms of any preferred stock offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the certificate of designations that sets forth the terms of the particular preferred stock we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such form of certificate of designations. We urge you to read the form of certificate of designations and the additional description of the terms of the preferred stock included in the prospectus supplement.

11

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

●	the title of the series of preferred stock and the number of shares offered;

●	the price at which the preferred stock will be issued;

●	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

●	the liquidation preference of the preferred stock; and

●	any additional rights, preferences and limitations of the preferred stock.

When the consideration for which the board of directors authorized the issuance of shares is received, the shares of preferred stock will be fully paid and nonassessable.

Dividends

We do not intend to pay cash dividends in the future. The payment of dividends will be entirely within the discretion of our then board of directors and will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the mergers.

Warrants, Options and Convertible Securities

We presently have outstanding (i) warrants to purchase up to 404,475 shares of common stock at an exercise price of $6.00 per share that were issued in private placement offerings conducted by us, (ii) warrants to purchase 34,573 shares of common stock at an exercise price of $4.50 per share that were issued to the placement agent in the private placement offerings (and its designees), (iii) employee stock options to purchase 194,667 shares of common stock at an exercise price of $3.75 per share held by certain of our executive officers, (iv) employee stock options to purchase 286,744 shares of common stock at an exercise price of $5.50 per share held by our executive chairman, and (v) warrants to purchase 31,754 shares of common stock at any exercise price of $6.875 per share that were issued to the placement agent in a public offering conducted by us. Furthermore, we may issue additional equity awards covering up to 466,667 shares of common stock under our 2015 Long-Term Incentive Equity Plan. The plan provides for the grant of stock options, stock appreciation rights, restricted stock and other stock-based awards to, among others, the officers, directors, employees and consultants of us and our subsidiaries.

We also have outstanding a convertible secured promissory note, which is held by the lender under our senior secured revolving credit facility. The principal balance of the note and accrued interest thereon is convertible into shares of our common stock at $4.00 per share. However, as of date of this prospectus, there was no principal balance or accrued interest outstanding under the note.

Limitation on Directors’ Liability

Our amended and restated certificate of incorporation provides that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

12

Our amended and restated certificate of incorporation also provides that we will indemnify any director or officer of ours to the fullest extent permitted by law. Our bylaws further provide that we will indemnify to the fullest extent permitted by law any person who becomes party to a proceeding by reason of the fact that he is or was an director, officer, employee or agent of ours, or by reason of the fact that he is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers and other key employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Provisions

Provisions of the DGCL and our amended and restated certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;

●	increase or decrease the par value of the shares of such class; or

●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

13

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Classified Board. Our board of directors is divided into two classes. The number of directors in each class is as nearly equal as possible. Commencing at the first annual meeting of stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election. The classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual meetings for our stockholders to effect a change in control of the board, because in certain circumstances less than a majority of the members of the board will be elected at a given annual meeting. Because our board is classified and our amended and restated certificate of incorporation does not otherwise provide, under Delaware law, our directors may only be removed for cause.

Vacancies in the Board of Directors. Our amended and restated certificate of incorporation and bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term for the class for which such director is chosen. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called by the directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “LTEA.” As of the date of this prospectus, no other class of capital stock that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, and can be reached at (212) 509-4000. The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

14

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock, debt securities or combination thereof that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of common stock or preferred stock, or the designation and aggregate principal amount of debt securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

15

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement. We urge you to read the indentures, the applicable indenture supplement and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

●	the person to whom any interest on a debt security of the series will be paid;

●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

16

●	the denominations in which we may issue the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, debt securities, preferred stock and common stock or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

17

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

18

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

19

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

20

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

21

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

22

PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

23

Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, as amended, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the NASDAQ Capital Market, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

24

Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock, which is quoted on the NASDAQ Capital Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

25

LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of Marcum LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.longislandicedtea.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold or the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed March 22, 2016);

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 (filed May 9, 2016) and June 30, 2016 (filed August 15, 2016);

●	Current Reports on Form 8-K dated January 18, 2016 (filed January 20, 2016), January 21, 2016 (filed January 21, 2016), February 3, 2016 (filed February 3, 2016), February 8, 2016 (filed on February 8, 2016), February 11, 2016 (filed February 11, 2016), February 26, 2016 (filed February 26, 2016), March 14, 2015 (filed March 17, 2016), March 22, 2016 (filed March 23, 2016), April 1, 2016 (filed April 5, 2016), April 7, 2017 (filed April 8, 2016), April 19, 2016 (filed April 19, 2016), May 9, 2016 (filed May 10, 2016), May 10, 2016 (filed May 10, 2016), June 6, 2016 (filed June 10, 2016), July 28, 2016 (filed August 1, 2016), August 4, 2016 (filed August 5, 2016), August 18, 2016 (filed August 24, 2016), September 19, 2016 (filed September 23, 2016) and September 29, 2016 (filed October 5, 2016); and

●	Form 8-A filed on June 20, 2016 registering our common stock under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or other information, including exhibits to the foregoing, deemed to have been furnished and not filed in accordance with SEC rule.

Will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Long Island Iced Tea Corp., Attention: Investor Relations, 116 Charlotte Avenue, Hicksville, NY 11801, telephone number (855) 542-2832. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

26

Long Island Iced Tea Corp.

376,340 SHARES

COMMON STOCK

PROSPECTUS

January 27, 2017